PROXY                                                               Exhibit 99.3

                      SPICE ENTERTAINMENT COMPANIES, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                             HELD DECEMBER 30, 1998

          This Proxy is Solicited on Behalf of the Board of Directors
          -----------------------------------------------------------

    The undersigned hereby appoints J. Roger Faherty and Steve Saril as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse, all the shares of Common Stock of Spice Entertainment Companies, Inc. ("Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on December 30, 1998 at The Penn Club, 10th Floor Banquet Room, 30 West 44th Street, New York, NY 10036, 10:00 a.m., local time, and at any adjournment thereof.

                 (Continued and to be signed on the other side)

A          /X/

A          Please mark your votes as in this example.

1.         To approve the merger of a wholly owned subsidiary of New Playboy, Inc.
           ("New Playboy") into the Company with the result that the Company will become a wholly owned subsidiary of New Playboy and to adopt the Agreement and Plan of Merger dated May 29, 1998, as amended as of November 16, 1998, by and among the Company, Playboy Enterprises, Inc., New Playboy, Playboy
           Acquisition Corp. and Spice Acquisition Corp., a copy of which is attached as an appendix to the accompanying Proxy Statement/Prospectus.

           / /  FOR                 / /  AGAINST             / /  ABSTAIN
2.         To transact such other business as may properly come before the meeting

    If no direction is made, this proxy will be voted FOR Proposal 1.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the Proxy Statement/ Prospectus for, the Special Meeting of Stockholders.

                                           _____________________________________
                                           (Signature)
                                           _____________________________________
                                           (Co-Signature, if Applicable)
                                           _____________________________________
                                           (Title of Applicable)
                                           Date:__________________________, 1998

Note: Please sign above exactly as your name(s) appear(s) on your stock certificate and/or proxy. If signing for an estate, trust, corporation, or partnership, title or capacity should be stated. If shares are held jointly each holder should sign.